Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-139544, 333-190467, and 333-52230) pertaining to the PACCAR Inc Savings Investment Plan of our report dated June 10, 2016, with respect to the financial statements and supplemental schedules of the PACCAR Inc Savings Investment Plan included in this Annual Report on Form 11-K for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Seattle, Washington

June 10, 2016